Exhibit 4.36

English Translation

Normal Plant of

Lease Contract

Party A: Shanghai Xindeli Financial Information Technology Co., Ltd

Party B: Mecox Lane E-commerce (Shanghai) Co., Ltd.

Whereas, Party A is an owner of Premise at Unit E on 9th Floor, Building 4,889 Yishan Road, Xuhui District, Shanghai , has obtained the legal, integral certificate of property right, and owns the Premise which can be leased legally.

Whereas, to meet business needs, Party B requests to lease the normal plant of Party A to conduct its businesses within the scope prescribed in this Contract. Party B has presented the related certifications to Party A. Both parties agree to enter into the Contract as follows after negotiation:

Article 1 Information about the leasing Premise

1-1 The Premise which Party A leases out to Party B is located at Unit E on 9th Floor, Building 4,889 Yishan Road, Xuhui District, Shanghai , (the “Premise”). The total construction area of the Premise is 812.06 square meters.

1-2 The existing decoration, ancillary facilities and equipment situation of the Premise are set forth by both parties in Attachment of this Contract. Both parties agree that this Attachment shall be regarded as the acceptance criteria when Party A delivers the Premise to Party B and, upon the termination of this Contract, Party B returns the Premise to Party A.

Article 2 Purpose of the Lease

2-1 Party B leases the Premise for the purpose of E-commerce and business and providing the offices for the management personnel to conduct such businesses. Party B conducts such business activities subject to the approval by the related industry and commerce administrative departments and the provisions in the Grant Contract and “Convention of Shanghai Chinalong Industrial Town” of this Contract. Party B shall not use the Premise for any other purpose without the written consent by Party A.

2-2 Party B ensures that Party B shall not change the purpose of the Lease as above agreed without the written consent by Party A during the term of the lease.

Article 3 Party A’s Grantee

“The premise” has the legal, integral certificate of property right and can be leased legally. Lease of the Premise have been achieved the owner’s written consent of the property. The Premise has not been mortgaged or ensured and other restricted rights. Party A shall bear the obligation of compensation for the damage arising from any parties’ claim the rights to the Premise.

Article 4 Delivery Date and Lease Term

4-1 Both parties agree that Party A shall deliver the Premise to Party B before the date of     /     in accordance with the conditions set forth in the Attachment of this Contract.

4-2 The lease term shall be one year starting from October 17th , 2014 and ending on October 16th 2015. Party B shall pay the rent starting from October 17th , 2014.

4-3 In the event that Party B is willing to renew the lease, Party B shall give a written notice to Party A three months prior to the expiring date of the lease term, otherwise, Party B shall be regarded as no intention of such renewal. If Party A agrees with Party B’s request for renewal, Party A shall inform Party B through a written notice for going through renewal procedures and entering into a new lease contract. Party B shall have the priority to lease the Premise under the same conditions. The rents and lease term of the renewal shall be re-prescribed in the new lease contract.

Article 5 Deposit

5-1 To ensure the full performance of this Contract, Party B shall pay to Party A a lease deposit in the amount of RMB205,999. 32 equal to the rents of three months, within 10 days of the date when this Contract is entered into.

5-2 During the lease term, the above deposit shall not be used to offset the rents or other fees payable by Party B under this Contract.

5-3 In the event that Party B terminates the lease prior to the expiration, Party B shall give Party A a written notice three months in advance. Party B shall nevertheless be regarded as breaching this contract, and the deposit will not be returned to Party B. In the event of that Party A terminates the lease prior to the expiration, Party A shall give Party B a written notice three months in advance. Party A shall nevertheless be regarded as breaching this contract, and the deposit will be returned to Party B and pay the liquidate damage equal to same amount of deposit.

Article 6 Rents and Calculation

6-1 The rent shall be RMB2.78 per pay per square meter (the construction area) during the lease term from October 17th , 2014 till October 16th , 2015. Party B shall pay the average rent of RMB68,666.44 per month to Party A if the annual rent is calculated based on 365 days.

6-2 During the term of this Contract, either party shall not change the rent for any reason no matter whether the market price increases or decreases, otherwise, it shall be regarded as breaching this Contract.

Article 7 Other Fees

Besides the rent, Party B shall also pay or bear the following fees:

7-1 Management Fees: Party B shall comply with the provisions of “Convention of Shanghai Chinalong Industrial Town” and pay the management fees according to the lease area. The management fees shall tentatively be RMB3.3 per month per square meter (construction area) .In the event that the management company adjusts above fees, Party B has no objection to adjustment. Both Parties can submit a application that Party B can pay the management fees, fire protection network fees, water and electricity fees to management department of Shanghai Chinalong Industrial development Co.,Ltd. directly.

7-2 Charges for water and electricity: Party B shall pay the water and electricity fees according to its actually consumed volume shown by relevant meters. The public water and electricity fees actually consumed should be allocated and born in proportion to the lease area. Party A shall issue the bill to Party B on a monthly basis, and Party B shall make the full payment within one week upon receiving the bill issued by Party A.

7-3 Urban network service fees for fire alarm system shall tentatively be RMB0.25 per month per square meter (construction area). In the event that the management company adjusts the above fees, Party B has no objection to adjustment.

7-4 Inspection fees for fire alarm devices: internal fire-protection devices shall be inspected totally once a year pursuant to the law of fire protection. The above inspection is conducted by the company which authority of fire protection designated. The unit price of fire-control inspection is subject to approval of Fire Detection Company, and the expense is based on the lease construction area. Party B shall bear the responsibility of conduction of inspection and will take the cost of inspection. Party B shall be responsible for the damages caused by not to be inspected legally.

Article 8 Payment

8-1 Party B shall pay all the rents and other fees payable to Party A specified in this Contract and its attachments to the account designated by Party A or in other ways agreed by Party A. Party A shall issue an invoice or receipt upon the date of receiving the payment.

8-2 The deposit shall be paid within ten days of the date of signing Contract. Party B shall pay the rent and management fees of the next month on the 25th day of each month.

8-3 Party B shall bear a penalty of 0.1% of the amount payable for each day of delay payment of any rents and fees specified in this Contract and its attachments.

Article 9 Force Majeure

9-1 Neither party shall be liable for breach of this Contract by failing to perform or delaying the performance of this Contract due to force majeure such as natural disaster, floods, storms, earthquakes, wars or any other exceedingly odious natural factors or any other circumstances which cannot be foreseen, avoided or conquered.

Article 10

(i)Responsibilities of Party B

Besides the stipulations of this Contract and the attachments hereto, the following shall also be abided by Party B:

10-1 Party B is responsible for the repair , maintenance of Premise and affiliated devices including Party B’s internal decoration. Any damage or loss of leasing goods listed in the Contract and attachments caused by Party B’s behaviors, Party B shall bear the responsibility of repair and compensation. Any damage or loss of leasing goods listed in the Contract and attachments not caused by Party B’s behaviors, Party B shall inform Party A timely.

10-2 Party B shall not subleases the Premise or change the structure or the usage of the Premise without the consent of Party A.

10-3 Party B shall ensure the safety and firmness of outer equipments of air-conditioners and its trestle.

10-4 The floor of the Premise is not water-proof and shall be kept dry during the working process. If any part of test area needs to use water, Party B shall take measures to keep the pipes and floors waterproof. In case of any damages caused by Party B to other lessee downstairs due to water leakage, Party B shall undertake all the liabilities incurred.

10-5 Party B shall pay rent and related fees monthly punctually. In the event that Party B fails to pay the rent punctually for more than 30 days, Party A has right to surrender the Contract. Once Party A conduct the right of surrendering the Contract and Party B doesn’t return the Premise, Party A has right to return the Premise and orders Party B to pay the outstanding rent and confiscate the Deposit.

(ii)                    Responsibilities of Party A

10-6 Party A is responsible for the premise to ensure that the premise is in a good condition for use. Party A shall inform Party B three working days prior to the commencement of the inspecting and maintaining work and Party B shall provide cooperation for Party A.

10-7 In the event that the use of the Premise or public area is partly or wholly impacted by any other lessee inside the building No.4, Party A shall coordinate with such lessee for rectification and compensation of Party B’s losses.

Article 11 Return of the Premise

11-1 Party B may leave the whole or part of the inner filing-out and all kinds of equipments in the Premise when returning the Premise to Party A upon the consent of Party A.

11-2 Unless an agreement of extension is reached, both parties shall jointly inspect the Premise on the termination date. Party A shall return the deposit in the original amount and currency without any interest to Party B within one week provided that Party A accepts the Premise and all the outstanding fees have been paid by Party B.

Article 12 Dispute Settlement

12-1 Any disputes arising from the performance of this Contract or in connection with this Contract shall be settled through good faith negotiations between the parties. If the parties are unable to resolve any dispute or claim between them through good faith negotiation, such dispute or claim shall be resolved. by submitting to people’s court where Premise is located.

Article 13 Governing Laws and Miscellaneous

13-1 This Contract shall be governed by the laws and regulations of the People’s Republic of China. In case of any inconsistency between this Contract or its attachments and the laws and regulations of the People’s Republic of China, the latter shall prevail.

13-2 The following attachments are the integral part of this Contract and have the equally legal effect as this Contract.

13-3 The following attachments are the integral part of this Contract and have the equally legal effect as this Contract.

13-4 This Contract shall be executed in four counterparts. Each party shall hold two originals. This Contract shall come into effect upon the execution by the signed and sealed by both parties.

13-5 Party A’s collection account as follows:

Name of account: Shanghai Xindeli Financial Information Technology Co., Ltd

Opening Bank: Sub-branch of Xiqin road, Shanghai branch of ICBC

Number of account: 1001228109006691705

Party A:

Shanghai Xindeli Financial Information Technology Co., Ltd

[seal: Shanghai Xindeli Financial Information Technology Co., Ltd]

Signature:

Date: September 24, 2014

Party B:

Mecox Lane E-commerce (Shanghai) Co.,Ltd.

[seal: Mecox Lane E-commerce (Shanghai) Co.,Ltd.]

Signature:

Date:

Convention of Shanghai Chinalong Industrial Town

This convention is made under the spirit of the related laws and regulations of the state and Shanghai, for the purpose of enhancing the management of the Industrial Town, keeping good appearance of the properties, protecting legal interests of all lessees and creating a comfortable, safe, clean, elegant working environment.

Section 1 General Provisions

Article 1 The property management department of Shanghai Chinalong Industrial Development Co., Ltd. is responsible for the property management of the Industrial Town, managing the buildings and public facilities in the Industrial Town in accordance with this convention. All the lessees in the Industrial Town and related persons shall support such managing work.

Article 2 All parties shall fulfill and perform their respective rights, duties and obligations and be aware of the legal liabilities and moral responsibilities for their actions. Both parties shall comply with this convention and related laws and regulations of the state and Shanghai.

Section 2 Duties of the Management Department

Article 3 The management department shall work out and carry out the plans for maintenance in large scale of the premises and ancillary facilities in accordance with the laws and regulations of the state.

Article 4 The management department is responsible for the management and operations of the Industrial Town, the daily maintenance of public ancillary facilities, and keeping normal operation of equipment.

Elevators shall run from 8:00 to 20:00 everyday. At least one elevator in each building shall work from 8:00 to 20:00 during holidays.

Any lessee who needs 24-hours elevator service shall obtain the approval of the majority of the lessees in the whole building and shall agree to bear the costs incurred and give a written notice to the property management department as well.

Article 5 The management department shall maintain illuminations and fire-control equipments in the public areas inside the Industrial Town and keep them in good function.

Article 6 The management department shall keep the public areas inside the Industrial Town clean and healthy.

Article 7 The management department shall maintain and manage the greenings in the public areas inside the Industrial Town.

Article 8 The management department is responsible for the management of motor vehicles and non-motor vehicles in the Industrial Town.

Article 9 Management personnel and security guards shall daily patrol the Industrial Town to ensure the security of the public areas in the Industrial Town and to rectify and handle activities breaking rules.

Article 10 The management department will collect from the lessees the management fees in accordance with the related provisions and charge a penalty of 0.1% of the fees payable for each day delay.

If any lessee refuses to pay the water or power bill, the management department is entitled to settle it through legal channels. The management department may claim a penalty of 0.1% of the fees payable to the breaching party.

Section 3 Rights and Duties of the Lessee

Article 11 The fees payable by the Lessee.

1. Management Fees: the Lessee shall pay the management fees according to the leased area in accordance with this Convention. The management fees rate shall be calculated as RMB3.3 per month per square meter (construction area), which can be properly adjusted every year, the increase rate can refer to the price of goods in Shanghai, not more than 20%.

2. Charges for water and electricity: the Lessee shall pay the water and electricity fees according to its actually consumed volume shown by relevant meters. The public water and electricity fees actually consumed should be allocated and born in proportion to the lease area. Party A shall issue the bill to Party B on a monthly basis, and Party B shall make the full payment within one week upon receiving the bill issued by Party A.

3. Telephone Charges: the Lessee shall pay the telephone fees according to the “Telephone Lease or Purchase Agreement of Shanghai Chinalong Industrial Town.”

4. Parking Fees: the Lessee shall comply with the provisions of “Parking Agreement of Shanghai Chinalong Industrial Town” and pay the parking fees accordingly. The fee of parking on ground of a whole year is tentatively RMB5000 per car; the fee of parking underground of a whole year is tentatively RMB7200 per car; the fee of temporary parking is RMB10 per car per hour and not more than RMB56 within 24 hours.

5. Urban network service fees for fire alarm system shall tentatively be RMB0.25 per month per square meter (construction area).

6. Fire-control inspection fee: unit price of fire-control inspection is subject to approval of Fire Detection Company, and the expense is based on the lease construction area.

7. The Lessee shall directly apply to the related departments for the supply of water, electricity and communication at its own expenses. Any municipal public infrastructure for the Lessee’s special needs or specially constructed can be constructed by the Lessee upon the consent of the management department or by the management department upon the Lessee’s entrustment, at the expenses of the Lessee.

Article 12 The Lessee shall comply with the following provisions.

1. The Lessee shall comply with the fire-control law of the State, be responsible for the fire-control security within its leased premise, and keep the fire-control devices in a good condition.

2. The Lessee shall support the regular inspection and maintenance by power station, telecom station, network, water corporation and other utility departments. It is with no respect to the management department to temporarily cut off power, water or telecom due to emergency repairs or sudden breakdown of the equipment by the utility departments. The management department shall coordinate the regular inspection and maintenance with the above-mentioned utility departments and require them to give a prior notice.

In case of the expansion business of facilities and equipments between the Lessee and the above-mentioned utility departments, the management department shall be responsible to coordinate.

3. Without approval of the related governmental department, no advertisements or symbols are allowed on the outside wall and window except for the nameplate of the Lessee at its own portal.

4. If the Lessee decorates the Premise, the Lessee shall require the constructor to go through the related procedures required by the management department and pay fees to the management department and urge the constructor to comply with rules and regulations regarding the decoration. In the event that the constructor fails to go through procedures, the Lessee shall undertake the responsibility and shall agree that the management department can deduct the fees payable by the constructor from the deposit paid by the Lessee (detailed in Attachment 2 of this Contract). In case of any intentionally delay or incorporation by the Lessee, the management department may interrupt the project, even cut off the power supply of the project. The Lessee shall complement the rent deposit within a limited time upon the notice from the Lesser, otherwise, the Lessee shall undertake the corresponding liabilities.

No decoration shall change the structure of the building or cause damages to the entire building, e.g., changing the load-bearing wall, damaging the beam, or extending or removing something from the building.

5. As the pipe well is only used for the installation of central air-conditioner, drains, power supply and telecom, the Lessee shall not place any goods on it or use it for other purposes. Otherwise, the Lessee shall bear all the consequences incurred thereby.

6. The floor of the Premise is not water-proof and shall be kept dry during the working process. If any part of test area needs to use water, the Lessee shall take measures to keep the pipes and floors waterproof. In case of any damages caused by the Lessee to other lessee downstairs due to water leakage, the Lessee shall undertake all the liabilities incurred.

7. The Lessee shall ensure the safety and firmness of outer equipments of air-conditioners and its trestle. the Lessee shall regularly conduct the inspection on its safety and firmness in order to avoid any drop of such equipment. In the event that any accidents occur due to the drop of such equipment, the Lessee shall be liable for the compensation.

8. In case of any encumbrance on the regular maintenance of the adjoining building, the Lessee shall be liable for the compensation for the damages incurred.

9. Garbage bags shall be placed in the designated places. The Lessee shall dispose of the industrial and project wastes out of the Industrial Town on a timely manner or engage the management department to handle such wastes at its own expenses.

To prevent people from getting hurt and keep the environment clean, garbage and debris can neither be thrown downstairs nor into the pools or sewers. If the sewer is blocked or damaged by improper use, the Lessee shall bear all repairing costs.

10. No Scrabbling or posting at any place within the Industrial Town.

11. The management department and other related persons are entitled to, upon a prior notice to the Lessee, access to the Premise for inspection and operation due to the requirements of maintenance, cleaning, burglar proof, fire-fighting, rescuing or other management activities for the building or its ancillary facilities. In the event that the management department has no time for the notice due to emergency, it can take proper measures first and inform the Lessee afterwards immediately. The Lessee shall provide aid and support for the above operations or measures of The management department.

12. The Lessee shall neither block the fire channel or dispersal corridors nor occupy public areas like elevator halls, corridors, path, green land and car-parks when using the Premise. The Lessee shall not damage the greenings.

13. No Accommodation or raising animals in the Premise. No above activities which will obstruct the management.

14. In accordance with the provision of the Fire-control Law of “no organization or individual is allowed to occupy the fire channel,” for the purpose of maintaining the order of the parking area, the vehicles shall be parked on the platform to the north of the building 1 and building 2 with the parking license issued by the management department.

Section 4 Legal Liabilities

Article 13 Anyone who breaches this convention shall not only correct its behavior but also compensate for the damages.

Article 14 Any personnel of the management department who breaches this convention shall be given a greater punishment. The management department shall be liable for the malfeasance or delinquency of its employees, including power abuse, making trouble and malpractice and shall be liable for the compensation for the damage caused by its employees.

Article 15 The Lessee shall use the normal plants correctly. The load limit is 500 Kg per square meter for the normal floors and 1000 Kg per square meter for the 1st floor and semi-underground. The Lessee shall be responsible for any consequences resulted from its breach of this article.

Article 16 The vehicles with parking license parking out of the designated parking places shall be charged with the maintenance fee of RMB5-10 per vehicle per day.

Section 5 Supplementary

Article 17 In case of any inconsistency between this convention and the existing laws, regulations and policies of the state, the latter shall prevail.

This convention can be revised or supplemented according to the relevant laws, regulations and policies or upon the consent by over 50% of the owners of within the Industrial Town and without violating the relevant laws, regulations and policies.

Article 18 This convention will come into effect upon the execution and sealing by both parties. This convention shall be executed in four counterparts. Each party shall hold two originals.

The management department: Shanghai Chinalong Industrial Development Co., Ltd.

[seal: Shanghai Chinalong Industrial Development Co., Ltd.]

Date:

The Lessee: Mecox Lane E-commerce (Shanghai) Co., Ltd.

[seal: Mecox Lane E-commerce (Shanghai) Co., Ltd.]

Date:

Fire Protection and Re-decoration by Users of Chinalong Industrial Town

I Lessee’s Responsibility for Fire-control and Security

According to Article 2-1 of Convention of Shanghai Chinalong Industrial Town, and according to Fire Control Law of People’s Republic of China, Provisions on the Administration of Fire Control Safety of State Organs, Organizations, Enterprises and Institutions (issued by the Ministry of Public Security), and Implementation of the Administration of the Fire Control Equipment in Buildings of Shanghai, Notice [2004] No. 47 Issued by the Municipal Government, and Notice [2009] No. 16 of Xuhui District Government, the lessee in the Chinalong Industrial Town shall fully undertake its responsibility for fire-control and security as provided in this regulation.

II Before decoration, the Lessee shall itself and urge the constructor to follow the rules and regulations regarding fire-control and security and the decoration.

1. The Lessee shall obtain the approval from the fire-control bureau and other related governmental department before re-decoration. If the re-decoration has not been submitted for approval or fails to pass the inspection and acceptance by the fire-control governmental department, the Lessee shall make rectification according to the requirement of the fire-control governmental department, otherwise, the Lessee shall be liable for the legal consequence thereof.

2. Before commencement of the construction, the Lessee shall apply for a construction permit from the property management department of ChinaLong Industrial Town. The Lessee shall summit to the management department the copies of duplicate of blueprint, business license and qualification certificate of the constructor, the documents of the person in charge of the construction and other workers.

3. The constructor shall report to the Hongmei Police Office.

4. The constructor team shall pay RMB10,000 as the guaranty of proper construction before entry. The Lessee shall assist the property management department to urge the constructor to compensate for damages of the building and utilities caused by their constructions. The constructor shall pay the compensation or the compensation will be deducted from the prepaid proper construction guaranty fee by the property management department. If fire-control project is not included in the decoration contract, the constructor team for the fire-control project shall pay RMB5,000 as building protection fee as well, as guarantee of property construction.

5. The Lessee shall be charged of the management fee of RMB5.00 per square meter for one months based on the area and term of its construction project.

6. The Lessee shall be charged of construction trash management fee of RMB 7.50 per square based on the area of its construction project.

III During the re-decoration period, the Lessee shall itself and urge the constructor to comply with the following rules.

1. Rules on safety of working shall be strictly followed, and the fire-control and security shall be ensured during the decoration period. Special kind of work shall be operated by the workers with operation certificates. No Fire without certificate of permission. The relevant economic and legal liabilities shall be born in case of consequences of violation.

2. The constructor shall protect the public equipment and utilities. The constructor shall not operate the fire-control devices or elevator and its components without permission, nor shall the constructor remove the protection fence on the windows of the building. Otherwise, the constructor shall reinstate the premises and compensate an amount of RMB500-1,000 for every such violation.

3. The constructor shall not destroy or damage the structure of the building, the outer wall, beams, floors and handrails. The lessor shall apply for a prior written notice from the property management department if the reserved entrance is wider than 2 meters, and shall promise to reinstate upon termination of the lease. VRV air-conditioners shall be installed at designated places. Wall-mounted air conditioner and floor-standing air conditioner are prohibited. No punching on the wall without permission. Otherwise, the constructor shall reinstate the premises and compensate an amount of RMB500-1,000 for every such violation.

4. No noisy tools like air pumps and electric hammers can be used between 8:30 to 17:30 on working days. Those tools can be used only on holidays or beyond the above hours. It is prohibited to use air pumps to drill the floor, and the drilled groove shall be no more than 4cm deep. Otherwise, the constructor shall compensate an amount of RMB500-1,000 for every such violation, upon the confirmation of complaints. At the same time, the management department is entitled to take measures to cut off the power to stop such operations.

5. Building materials or machines shall enter or move out of the premises during the rest day or the night upon the approval of the management department. The elevator shall be operated by specific personnel to carry such materials. The constructor shall not place such materials at the public areas without permission. Otherwise, the constructors shall clear off and be charged the occupation fees based on the occupied area.

6. Anything shall not be thrown out of the window. Keep the work area and public area clean and healthy. The garbage shall be put into the bags and placed at designated places. No waste can be dropped in the elevator, on the stairs or in other public places, and any such dropped waste shall be cleared off immediately. Otherwise, the clearance fee shall be charged according to the actual area with dropped waste. Building wastes shall be bagged by the Lessee and will be cleaned by the property management department.

7. The personnel of the management department and security guard of the Industrial Town may enter the working area for inspection. In case of any breach of the rules, there may be a penalty of RMB500-1,000 for every such violation.

IV During the re-decoration period, the Lessee shall itself and urge the constructor to comply with the rules regarding the construction and the inspection and acceptance.

1. The design of the fire-control project shall be submitted to the management department to request the design condition of the premises. The design of inner fire alarm system shall comply with the rules of the management department and be connected with the host computer of the urban fire alarm system.

2. The operation of the sprinklers system shall be applied for and the lump sum water fees in the amount of RMB300 shall be paid by the constructors. After that, the management department will conduct the operation in accordance with the relevant operation rules.

3. Newly installed or reformed fire-control pipes shall be tested by pressure at 14KG/CM2 for 2 hours without dripping or decompression. The fire-control company shall bear the costs incurred thereby.

4. To ensure the fire-control devices in a good condition and effective, the punishment of any unpermitted operation of the sprinklers system is as follows:

a) Those who operate the fire control alarm valve without permission and have not caused the starting of sprinklers pump shall be fined with RMB1000.

b) Those who operate the fire control alarm valve without permission and have caused the starting of sprinklers pump shall be fined with RMB2000.

c) Those who operate the alarm valve without permission and have caused the starting of sprinklers pump and the leak of the sprinkler net of other lessees shall be fined with RMB3000 and shall be liable for the economic losses of the other lessees.

d) Those who operate the fire control alarm valve without permission and have thus caused the sprinklers pump not to work shall be fined with RMB5000 and shall be liable for all the economic losses incurred.

V After the re-decoration, notice for both the Lessee and the constructor is as follows:

1. After the completion of the project, the Lessee shall urge the constructor to provide the management with a full set of completion documents, including the filed documents to the fire control department, or opinion of design and completion by the fire-control government department, completion drawings, testing reports, records of the pressure test of the pipes and certificates of materials and equipments.

2. After the completion of the project, the constructor shall submit a written application to the management department for inspection. The management department will inspect accordingly. If the construction is inspected and accepted by the management department and no need for deduction of compensation, the prepaid guarantee fee for proper construction shall be fully refunded without interest.

Shanghai Chinalong Industrial Development Co., Ltd.

The Lessee: Mecox Lane E-commerce
(Shanghai) Co., Ltd
[seal: Mecox Lane E-commerce (Shanghai) Co., Ltd.]
Signed by:
Date:

The Decoration Constructor:
Seal:
Signed by:
Date:

The Fire-control Constructor:
Seal:
Signed by:
Date: